 AXA Joint Filing Agreement
EXHIBIT I

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(b)(1) of the Securities Exchange Act of 1934,
as amended on behalf of each of them.

Dated: December 31, 2018

AXA Equitable Holdings, Inc.

By: /s/ Anthony Bruccoleri
Name: Anthony Bruccoleri
Title: Lead Director

AXA Assurances I.A.R.D. Mutuelle;
AXA Assurances Vie Mutuelle; as a group,
and AXA

Signed on behalf of each of the above entities

By: /s/ Anthony Bruccoleri
Name: Anthony Bruccoleri
Title: Attorney-in-Fact
(Executed pursuant to Powers of Attorney)